Exhibit 4.5


                        Investors Capital Holdings, Ltd.


                           2005 Equity Incentive Plan


SECTION 1
PURPOSE

The purpose of the Investors Capital Holdings, Ltd. 2005 Equity Incentive Plan is to provide a means whereby Investors Capital Holdings, Ltd., a Massachusetts corporation (the "Corporation"), may attract able persons to remain in or to enter the employ of the Corporation, a Parent Corporation, or a Subsidiary and to provide a means whereby those employees, directors, officers, and other individuals upon whom the responsibilities of the successful administration, management, planning, and/or organization of the Corporation may rest, and whose present and potential contributions to the welfare of the Corporation, a Parent Corporation or a Subsidiary are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Corporation. A further purpose of the Plan is to provide such employees and other individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation over the long term. Accordingly, the Plan provides for granting Common Stock, Incentive Stock Options, options which do not constitute Incentive Stock Options, or any combination of the foregoing, as is best suited to the circumstances of the particular employees and other individuals as provided herein.


SECTION 2
DEFINITIONS

The following definitions shall be applicable during the term of the Plan unless specifically modified by any paragraph:

(a) Administrator means the Board and/or such person(s), committee(s) or other group(s) as the Board may designate from time to time to administer the Plan or any portion(s) thereof, all at the pleasure of the Board.

(b) Award means, individually or collectively, any Grant or Option granted pursuant to the Plan.

(c)  Board means the board of directors of the Corporation.

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(d)  Change of Control Value of an Option means the amount  determined in Clause
     (i), (ii) or (iii), whichever is applicable,  as follows: (i) the per share
     price  offered  to   stockholders   of  the   Corporation  in  any  merger,
     consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the corporation in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause
     (ii), the fair market value per share determined by the Administrator as of the date determined by the Administrator to be the date of cancellation and surrender of an Option. If the consideration offered to stockholders of the Corporation in any transaction described in this Paragraph or Paragraphs
     (d) and (e) of Section 8 consists of anything other than cash, the Administrator shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Code means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

(f)  Common Stock means the common stock of the Corporation.

(g)  Corporation means Investors Capital Holdings, Ltd.

(h) Corporate Change means one of the following events: (i) the merger, consolidation or other reorganization of the Corporation in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Corporation, a class of securities of any other issuer (except a Subsidiary or Parent Corporation), cash or other property other than (a) a merger, consolidation or reorganization of the Corporation which would result in the voting stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least sixty percent (60%) of the combined voting power of the voting stock of the Corporation or such surviving entity outstanding immediately after such merger, consolidation or reorganization of the Corporation, or (b) merger, consolidation or reorganization of the Corporation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than forty-nine percent (49%) of the combined voting power of the Corporation's then outstanding stock; (ii) the sale, lease or exchange of all or substantially all of the assets of the Corporation to any other corporation or entity (except a Subsidiary or Parent Corporation); (iii) the adoption by the stockholders of the Corporation of a plan of liquidation and dissolution;
     (iv) the acquisition (other than acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Corporation's outstanding capital stock or acquisition by a person or entity who currently has beneficial ownership which increases such person's or entity's beneficial ownership to fifty percent (50%) or more (based on voting power) of the Corporation's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board. The provisions of clause (iv) above notwithstanding, a Corporate Change shall not be considered to have occurred upon the acquisition (other than acquisition pursuant to any other clause of the preceding sentence) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Corporation's outstanding capital stock or the requisite percentage to increase their ownership to fifty percent (50%) resulting from a public offering of securities of the Corporation under the Securities Act of 1933, as amended.

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(i)  Exchange Act means the Securities Exchange Act of 1934, as amended.

(j) Fair Market Value means, as of any specified date, the closing price of the Common Stock on the American Stock Exchange (or, if the Common Stock is not listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Administrator in such manner as it deems appropriate (such determination will be made in good-faith as required by Section 422(c)(1) of the Code and may be based on the advice of an independent investment banker or appraiser recognized to be expert in making such valuations).

(k) Grant means individually or collectively, any granting of Common Stock made pursuant to the Plan.

(l) Grantee means an employee, director, officer or other individual who is the recipient of a Grant pursuant to the Plan.

(m) Incentive Stock Option means an Option within the meaning of Section 422 of the Code.

(n) Option means a stock option granted under Section 7 of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(o) Option Agreement means a written agreement between the Corporation and an Optionee with respect to an Option.

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(p)  Optionee means an employee,  director,  officer or other  individual who is the recipient of an Option.

(q) Parent Corporation shall have the meaning set forth in Section 424(e) of the Code.

(r)  Plan means the Investors Capital Holdings, Ltd. 2005 Equity Incentive Plan.

(s) Rule 16b-3 means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission under the Exchange Act, as such rule is currently in effect or as hereafter modified or amended.

(t) Subsidiary means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Corporation, or a corporation in which the Corporation directly or indirectly owns a majority of the shares of capital stock or other equity interest, except, solely with respect to the issuance of Incentive Stock Options, the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in Section 424(f) of the Code.


SECTION 3
EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective upon adoption by the Board, provided that the Plan is approved by the stockholders of the Corporation on or prior to the date of the first annual meeting of stockholders of the Corporation held subsequent to such Board adoption. Any provision of the Plan or of any Award Agreement to the contrary notwithstanding, no Option shall be exercisable and no Grant shall be awarded prior to such stockholder approval. The Plan shall terminate and no further Awards may be made under the Plan after ten (10) years from the date the Plan is adopted by the Board. Subject to the provisions of Section 9, the Plan shall remain in effect until all Options granted under the Plan have been exercised or have expired by reason of lapse of time and all restrictions imposed upon Grants have lapsed. Any Option exercised or Grant made before shareholder approval is obtained must be rescinded if such shareholder approval is not obtained, and any shares purported to be issued pursuant to any such Option exercise or Grant shall not be counted in determining whether such shareholder approval is obtained.

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SECTION 4
ADMINISTRATION

(a) Administration of Plan. The Plan shall be administered by the Administrator in compliance with applicable laws, rules and regulations. The Plan also shall be administered by the Administrator and in such manner as to secure available exemptions from Section 16(b) of the Exchange Act (such as, among other things under Rule 16b-3 as currently constituted, by having Awards to directors and officers of the Corporation specifically approved by the Board or a committee thereof that is comprised solely of Non-Employee Directors, as such term is used in said rule). Individuals comprising the Administrator shall abstain from participating in and deciding matters which directly affect their individual ownership interests under the Plan.

(b) Powers. Subject to the terms of the Plan, the Administrator shall have sole authority, in the Administrator's discretion, to determine (i) which employees, officers, directors or other individuals shall receive an Award,
     (ii) the time or times when such Award shall be made, (iii) whether a Grant, an Incentive Stock Option or nonqualified Option shall be awarded,
     (iv) the number of shares of Common Stock which may be issued under the Award, (v) any vesting, performance or other restrictions upon the exercisability of an Option, (vi) any vesting, performance, forfeiture, repurchase or other restrictions upon Grants, (vii) and any other terms and conditions of the Award. In making such determinations, the Administrator may take into account the nature of the services rendered by these individuals, their present and potential contribution to the success of the Corporation, a Parent Corporation or a Subsidiary, and such other factors as the Administrator in its discretion shall deem relevant.

(c) Additional Powers. The Administrator shall have such additional powers as are provided for by the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator is authorized in its sole discretion, exercised in a nondiscriminatory manner, to construe and interpret the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Administrator to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determination of the Administrator on the matters referred to in this
     Section 4 shall be conclusive and binding upon all recipients and beneficiaries of Awards.

(d) Compliance With Code Section 162(m). The Corporation may establish a committee of outside directors meeting the requirements of Code Section 162(m) to (i) approve the making of Awards that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Corporation pursuant to Code Section 162(m) and (ii) administer the Plan with respect to such Awards.. In addition, Awards under the Plan shall be made upon satisfaction of the conditions to such Awards provided pursuant to Code Section 162(m) and any Treasury Regulations promulgated thereunder.

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SECTION 5
STOCK SUBJECT TO THE PLAN

(a) Award Limits. The Administrator may from time to time make Awards to one or more employees, directors, officers or other individuals determined by the Administrator to be eligible for participation in the Plan in accordance with the provisions of Section 6 of the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,000,000 shares. The aggregate number of shares of Common Stock that may be issued to any given individual under all Awards shall not exceed 10% percent of the aggregate number of shares referred to in the preceding sentence. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Optionee or Grantee terminate, any shares of Common Stock subject to such Award shall again be available for the making of an Award. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section 8 of the Plan with respect to shares of Common Stock subject to Options then outstanding. Separate stock certificates shall be issued by the Corporation for those shares acquired pursuant to a Grant, the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

(b) Stock Offered. The stock to be offered pursuant to an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Corporation.


SECTION 6
ELIGIBILITY

An Incentive Stock Option Award made pursuant to the Plan may be awarded only to an individual who, at the time of award, is an employee of the Corporation, a Parent Corporation or a Subsidiary. An Award of a Grant or an Option which is not an Incentive Stock Option may be made to an individual who, at the time of Award, is an employee of the Corporation, a Parent Corporation or a Subsidiary, or to an individual who has been identified by the Administrator to receive an Award due to such individual's contribution or service to the Corporation, including members of the board of directors of the Corporation, a Parent Corporation or a Subsidiary. An Award made pursuant to the Plan may be made on more than one occasion to the same person, and such Award may include a Grant, an Incentive Stock Option, an Option which is not an Incentive Stock Option, or any combination thereof. Each Award shall be evidenced by a written instrument duly executed by or on behalf of the Corporation and by the Optionee or Grantee.

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SECTION 7
OPTIONS

(a) Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Corporation and the Optionee which shall contain such terms and conditions as may be approved by the Administrator and agreed upon by the Optionee. The terms and conditions of the respective Option Agreements need not be identical. Each Option Agreement shall specify the effect of termination of employment, total and permanent disability, retirement or death on the exercisability of the Option. Under each Option Agreement, the Optionee shall have the right to appoint any individual or legal entity in writing as his or her beneficiary under the Plan in the event of the Optionee's death. Such designation may be revoked in writing by the Optionee at any time and a new beneficiary may be appointed in writing on the form provided by the Administrator for such purpose. In the absence of such appointment, the beneficiary shall be the legal representative of the Optionee's estate.

(b) Option Period. The term of each Option shall be as specified by the Administrator at the date of award and shall be stated in the Option Agreement; provided, however, that an option may not be exercised more than one hundred twenty (120) months from the date it is awarded.

(c) Limitations on Exercise of Option. Any Option awarded hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. An Option may not be exercised for fractional shares.

(d) Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is awarded) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Corporation (and any Parent Corporation or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000) (within the meaning of Section 422 of the
     Code), such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Administrator shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be awarded to an individual if, at the time the Option is awarded, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its Parent Corporation or a Subsidiary, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is awarded the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of award.

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(e)  Option Price.  The purchase  price of Common Stock issued under each Option shall be determined by the Administrator and shall be stated in the Option Agreement, but such purchase price shall, in the case of Incentive Stock Options, not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is awarded, and, in the case of Options which do not constitute Incentive Stock Options, not be less than eighty-five percent (85%) of the fair value of the stock at the time the option is awarded, except that the price shall be one hundred ten percent (110%) of the fair value in the case of any person who owns stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its Parent Corporation or Subsidiary.

(f) Options and Rights in Substitution for Stock Options Made by Other Corporations. Options may be awarded under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Corporation, of any Parent Corporation or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Corporation, such Parent Corporation or such Subsidiary, or the acquisition by the Corporation, a Parent Corporation or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Corporation, a Parent Corporation or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

(g)  Manner of Payment. The Option price shall be payable:

     (i) in cash or its equivalent;

     (ii) in shares of Common Stock previously acquired by the Optionee if, in the case of an Incentive Stock Option, the Administrator in its discretion causes the Option Agreement so to provide or if, in the case of an option not constituting an Incentive Stock Option, the Administrator in its discretion so determines at or prior to the time of exercise, provided that if such previously acquired shares (A) were acquired through the exercise of an Incentive Stock Option and are used to pay the Option exercise price of an Incentive Stock Option, such shares shall have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or (B) were acquired through exercise of an option not constituting an Incentive Stock Option or of an option under a similar plan or through exercise of an Incentive Stock Option and are used to pay the Option exercise price of an option not constituting an Incentive Stock Option, such shares have been held by the Optionee for a period of more than 12 months on the date of exercise;

     (iii) in the discretion of the Administrator, in any combination of (i) and
     (ii) above; or

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     (iv) in the discretion of the Administrator,  on a net exercise basis as to a number of Option shares specified by the Optionee on the Form of Exercise (the "Exercise Number"). Such election shall be honored if the per share Fair Market Value of Common Stock exceeds the per share exercise price hereunder as of the exercise date. In such case, the number of Option shares as to which the Option may thereafter be exercised (subject to the other provisions hereof) shall be reduced by the Exercise Number, and the Corporation shall issue to Optionee a lesser number of Option shares equal to E(V-P)/V where:

          E = the Exercise Number;

     V = the per share Fair Market Value of Common Stock; and

          P = the per share exercise price hereunder.

     In the event an Option exercise price is paid, in whole or in part, with shares of Common Stock as contemplated by subsection (ii) or (iii) above, the portion of the Option exercise price so paid shall equal the Fair Market Value on the date of exercise of the Option of the shares surrendered in payment of such Option exercise price.

     In the discretion of the Administrator, an Optionee may pay an Option exercise price in cash, as contemplated by subsection (i) above, pursuant to a so-called "cashless exercise" whereby the Company receives the exercise price directly from the Optionee's broker out of the proceeds from the sale or loan against all or a portion of the shares being purchased under the Option.


SECTION 8
RECAPITALIZATION OR REORGANIZATION

(a) Except as hereinafter otherwise provided, Awards shall be subject to adjustment by the Administrator in its discretion as to the number and price of shares of Common Stock in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the award of any such Options or Common Stock.

(b) The existence of the Plan and the Awards made hereunder shall not affect in any way the right or power of the Board or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of the Corporation, a Parent Corporation or a Subsidiary or their business, any merger or consolidation of the Corporation, a Parent Corporation or a Subsidiary, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, a Parent Corporation or a Subsidiary, or any sale, lease, exchange or other disposition of all or any part of their assets or business or any other corporate act or proceeding.

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(c)  The shares  with  respect  to which  Options  may be awarded  are shares of
     Common Stock as presently constituted but if and whenever, prior to the expiration of an Option theretofore awarded, the Corporation shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Corporation, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

(d) If the Corporation recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore awarded, the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities, and the cash and other property to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of such record of the number of shares of Common Stock then covered by such Option.

(e) In the event of a Corporate Change, unless otherwise deemed to be impractical by the Administrator, then no later than (i) two business days prior to any Corporate Change referenced in Clause (i), (ii), (iii), (v) or
     (vi) of the definition thereof or (ii) ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Administrator, acting in its sole discretion without the consent or approval of any Optionee or Grantee, shall act to effect the following alternatives with respect to outstanding Options which acts may vary among individual Optionees and, with respect to acts taken pursuant to Clause (i) above, may be contingent upon effectuation of the Corporate Change: (A) in the event of a Corporate Change referenced in Clauses (i), (ii) and (vi) acceleration of exercise for all Options then outstanding so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Administrator, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate; (B) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v) require the mandatory surrender to the Corporation by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Administrator, in which event the Administrator shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares;
     (C) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v), make such adjustments to Options then outstanding as the Administrator deems appropriate to reflect such Corporate Change (provided, however, that the Administrator may determine in its sole discretion that no adjustment is necessary to Options then outstanding); (D) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v), provide that thereafter upon any exercise of an Option theretofore awarded the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or plan of liquidation and dissolution if, immediately prior to such merger, consolidation or sale of assets or any distribution in liquidation and dissolution of the Corporation, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option; or (E) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v), cancel the Options awarded if the Fair Market Value of the Common Stock underlying the Options is below the Option exercise price.

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


(f) Except as hereinbefore expressly provided, issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore awarded, or the purchase price per share of Common Stock subject to Options.


SECTION 9
AMENDMENT OR TERMINATION OF THE PLAN

The Administrator in its discretion may terminate the Plan or any Award or alter or amend the Plan or any part thereof or any Award from time to time; provided that no change in any Award previously made may be made which would impair the rights of the Optionee or Grantee without the consent of the Optionee or Grantee, and provided further, that the Administrator may not, without approval of the stockholders, amend the Plan:

(a) to increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan on exercise or surrender of Options or upon Grants;

(b)  to change the minimum Option exercise price;

(c) to change the class of individuals eligible to receive Awards or increase materially the benefits accruing to individuals under the Plan;

(d) to extend the maximum period during which Awards may be made under the Plan;

(e) to modify materially the requirements as to eligibility for participation in the Plan; or

(f) to decrease any authority granted to the Administrator hereunder in contravention of any exemption available under Rule 16b-3.


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


SECTION 10
OTHER

(a) No Right to an Award. Neither the adoption of the Plan nor any action of the Administrator shall be deemed to give an employee any right to be awarded an Option to purchase Common Stock, to receive a Grant or to any other rights hereunder except as may be evidenced by an agreement duly executed on behalf of the Corporation, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall (i) confer upon any employee any right with respect to continuation of employment with the Corporation or any Parent Corporation or Subsidiary, or (ii) interfere in any way with the right of the Corporation or any Parent Corporation or Subsidiary to terminate his or her employment at any time.

(c) Other Laws; Withholding. The Corporation shall not be obligated to issue any Common Stock pursuant to any Award made under the Plan at any time when the offering of the shares covered by such Award has not been registered (or exempted) under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Corporation or the Administrator deems applicable and, in the opinion of legal counsel for the Corporation, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Corporation shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Administrator may permit the holder of an Award to elect to surrender, or authorize the Corporation to withhold shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Corporation's withholding obligation, subject to such restrictions as the Administrator deems necessary to satisfy the exemption and other requirements of Rule 16b-3.

(d) No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the Corporation or any Parent Corporation or Subsidiary from taking any corporate action which is deemed by the Corporation or such Parent Corporation or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Corporation or any Parent Corporation or Subsidiary as a result of such action.

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


(e) Restrictions on Transfer. An Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by such Optionee or the Optionee's guardian or legal representative.

(f) Effect of Death, Disability or Termination of Employment. The Option Agreement or other written instrument evidencing an Option shall specify the effect of the death, disability or termination of employment of the Optionee on the Option; provided, however that an Optionee shall be entitled to exercise (i) at least six (6) months from the date of termination of employment with the Corporation if such termination is caused by death or disability or (ii) at least thirty (30) days from the date of termination of employment with the Corporation if such termination is caused by reasons other than death or disability.

     All outstanding Incentive Stock Options will automatically be converted to a nonqualified stock option if the Optionee does not exercise the Incentive Stock Option (i) within three (3) months of the date of termination caused by reasons other than death or disability; or (ii) within twelve (12) months of the date of termination caused by disability.

(g) Information to Employees. Optionees under the Plan shall receive financial statements annually regarding the Corporation during the period the Options are outstanding..

(h) Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act meet all of the exemption requirements of Rule 16b-3. If any provisions of the Plan or any such Award would disqualify the Plan or such Award hereunder, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(i) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver Common Stock or pay cash to an Optionee pursuant to any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. In connection with an Award that is subject to the withholding requirements of applicable federal tax laws, the Administrator, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Administrator), may permit the holder of the Award to satisfy the minimum required federal, state and local withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company shares of Common Stock, which shares shall be valued, for this purpose, at their Fair Market Value on the date shares are issued pursuant to the Award or exercise thereof (or if later, the date on which the Optionee recognizes ordinary income with respect to such issuance) (the "Determination Date"). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Company may not withhold shares in excess of the number necessary to satisfy the minimum required federal, state and local income tax withholding requirements. In the event shares of Common Stock acquired under the exercise of an Incentive Stock Option are used to satisfy such withholding requirement, such shares of Common Stock must have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date, or if such shares of Common Stock were acquired through exercise of an option not constituting an Incentive Stock Option or of an option under a similar plan, such option must have been granted to the Optionee at least six months prior to the Determination Date.

(j) Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Administrator shall determine, in its discretion, that the registration or qualification of the shares covered thereby under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such Option or the purchase or vesting of shares thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Options may be exercised , in whole or in part, sale, unless and until such registration, qualification, consent, approval, or action shall have been effected, obtained or taken under conditions acceptable to the Administrator. Without limiting the generality of the foregoing, each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

(k) Governing Law. The Plan shall by construed in accordance with the laws of the State of Massachusetts and all applicable federal law. The securities issued hereunder shall be governed by and in accordance with the Corporate Securities Laws of the State of Massachusetts.


ADOPTED BY INVESTORS CAPITAL HOLDINGS, LTD.'S BOARD OF DIRECTORS AS OF MAY 17, 2005.

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